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                          [LOEB & LOEB LLP LETTERHEAD]

                                                                     EXHIBIT 5.1



June 30, 1998


iMall, Inc.
4400 Coldwater Canyon Blvd., Suite 200
Studio City, CA  91604

Ladies and Gentlemen:

                  We have acted as counsel to iMall, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form SB-2 (the "Registration Statement"), relating to the proposed sale by certain shareholders of the Company (the "Selling Stockholders") of (i) 317,192 shares of common stock, par value $0.008 per share ("Common Stock") issued to certain investors in a private placement completed in October 1997; (ii) 6,250,005 shares of Common Stock issuable upon conversion of 5,000,004 shares of the Company's 9% Convertible Preferred Stock issued in a private placement in December 1997 (the "Convertible Preferred Stock"); (iii) 1,568,751 shares of Common Stock underlying warrants issued in connection with the December 1997 private placement, which entitles the holder to purchase .125 share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Initial Warrants"); (iv) 12,550,005 Initial Warrants issued in connection with the December 1997 private placement; (v) 1,500,000 warrants issued to Commonwealth Associates, in connection with the December 1997 private placement, to purchase one share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Placement Agent Warrants"); (vi) 1,500,000 shares of Common Stock underlying the Placement Agent Warrants; (vii) 205,990 warrants issued to a group of investors in connection with the October 1997 private placement to purchase .125 share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Investor Warrants"); (viii) 25,749 shares of Common Stock underlying the Investor Warrants; (ix) 375,000 warrants issued to the Company's financial advisors in connection with the December 1997 private placement to purchase one share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Additional Warrants"); and (x) 375,000 shares of Common Stock underlying the Additional Warrants. The Initial Warrants, Placement Agent Warrants, Investor Warrants and the Additional Warrants are referred to herein as the "Warrants." The Common Stock offered pursuant to the Registration Statement and the Common Stock underlying the Convertible Preferred Stock and the Warrants together with the Warrants are referred herein as the "Securities."


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iMall, Inc.
June 30, 1998
Page 2


                  In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that:

                          1. The Securities to be offered by the Selling
Stockholders, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

                          2. The shares of Common Stock issuable upon exercise
of the Warrants, when issued upon exercise of the Warrants in accordance with their terms, will be legally issued, fully paid and non-assessable.

                  We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" included in the Prospectus forming a part of the Registration Statement.




                                         By: /s/ David L. Ficksman
                                             -----------------------------
                                             David L. Ficksman,
                                             a Partner of the Firm






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